SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------
                                    Form 8-A
                            ------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Enternet, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)



               Nevada                                       87-0650264
               ------                                       ----------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                     Identification Number)



                 1403 East 900 South, Salt Lake City, Utah 84105
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    (Address and telephone number of principal executive offices) (Zip Code)




If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


Securities Act registration statement file number to which this form relates: 33-42436

Securities to be registered pursuant to
Section 12(b) of the Act: NONE

Securities to be registered pursuant to
Section 12(g) of the Act: Common Stock, $0.01 Par Value Per Share


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Item 1.           Description of Registrant's Securities to be Registered

The description of the common stock of Registrant set forth under the caption "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 33-42436) as originally filed with the Securities and Exchange
Commission on July 28, 2000 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.           Exhibits

The following exhibits are filed herewith or incorporated herein by reference to the corresponding exhibit number in the Registrant's Registration Statement on Form SB-2 (File No. 33-42436) as originally filed with the Securities and Exchange Commission on July 28, 2000 or as subsequently amended:

Exhibit  Page
No.      No.        Description
-------  ----       -----------

3(i)     *          Articles  of  Incorporation  of  EnterNet,  Inc.,  a  Nevada
                    corporation, filed with the State of Nevada on March 16, 2000.

3(ii)    *          By-laws of the Company adopted on March 15, 2000.

4(i)     *          Specimen Stock Certificate.

4(ii)    *          Subscription  Agreement  between the  Company  and  Ruairidh
                    Campbell dated March 16, 2000.

4(iii)   *          Subscription  Agreement between the Company and Wolf Fiedler dated March 16, 2000.

5        *          Opinion Letter dated July 25, 2000.

10(i)    *          License  Agreement  between  Vitamineralherb.com  Corp.  and
                    EnterNet, Inc., dated June 22, 2000.

10(ii)   *          Promissory  Note between the Company and Wolf Fiedler  dated
                    June 16, 2000.

23(i)    *          Consent of Certified Public Accountant dated July 26, 2000.

23(ii)   *          Consent of Counsel (See Exhibit 5).



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                                   Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


ENTERNET, INC.



By:  /s/  Ruairidh Campbell                   January 24, 2001
     --------------------------------
Ruairidh Campbell, President



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